Exhibit 10.1
FORM OF
DIVERSIFIED HEALTHCARE TRUST
Share Award Agreement
This Share Award Agreement (this “Agreement”) is made as of «DATE», 2022, between «NAME» (the “Recipient”) and Diversified Healthcare Trust (the “Company”).
In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Award of Shares. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Diversified Healthcare Trust 2012 Equity Compensation Plan, as it may be amended from time to time (the “Plan”), the Company hereby grants to the Recipient, effective as of the date of this Agreement, «NUMBER» of its common shares of beneficial interest, par value $.01 per share (the “Common Shares”). The shares so awarded are hereinafter referred to as the “Shares,” which term shall also include any shares of the Company issued to the Recipient by virtue of his or her ownership of the Shares, by share dividend, share split or combination, recapitalization or otherwise. Capitalized terms that are used but not defined herein shall have the meaning set forth in the Plan.
2. Vesting; Forfeiture of Shares.
(a)    Subject to Sections 2(b) and 2(c) hereof, the Shares shall vest one-fifth of the total number of Shares as of the date hereof and as to a further one-fifth of such total number of Shares on each anniversary of the date hereof for the next four calendar years. Any Shares not vested as of any date are herein referred to as “Unvested Shares.”
(b)    Subject to Section 2(c) hereof, at the option of the Company, in the event the Recipient ceases to render significant services, whether as an employee or otherwise, to (i) the Company, (ii) the entity which is the manager or shared services provider to the Company or an entity controlled by, under common control with or controlling such entity (collectively, the “Manager”), or (iii) an affiliate of the Company (which shall be deemed for such purpose to include any other entity to which the Manager is the manager or shared services provider), all or any portion of the Unvested Shares shall be forfeited by the Recipient on or after the date the Recipient ceases to render all such services, as determined by the Company. The Company may exercise such option by delivering or mailing to the Recipient (or his or her estate), at any time after the Recipient has ceased to render such services, a written notice of exercise of such option. Such notice shall specify the number of Unvested Shares to be forfeited.
(c)    Notwithstanding anything in this Agreement to the contrary, immediately upon the occurrence of a Change in Control, Termination Event or the death of a Recipient, all of the Unvested Shares shall vest and any forfeiture or other rights of the Company described in Section 2(b) shall lapse in their entirety.
3. Legends. Vested and Unvested Shares awarded under this Agreement may bear or contain, as applicable, such legends and notations as may be required by the Plan or the Company’s declaration of trust, any applicable supplement thereto or bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.
Promptly following the request of the Recipient with respect to any Shares (or any other Common Shares previously awarded to the Recipient), the Company shall take, at its sole cost and expense, all such actions as may be required to permit the Recipient to sell such shares including, as applicable and without limitation, providing to the Company’s transfer agent certificates of officers of the Company, and opinions of counsel and/or filing an appropriate registration statement, and taking all such other actions as may be required to remove the legends set forth above with respect to transfer and vesting restrictions from the certificates evidencing such shares and, if applicable, from the share books and records of the Company. The Company shall reimburse the Recipient, promptly upon the receipt of a request for payment, for all expenses (including legal expenses) reasonably incurred by the Recipient in connection with the enforcement of the Recipient’s rights under this paragraph.
4. Tax Withholding. To the extent required by law, the Company or the Manager shall withhold or cause to be withheld income and other taxes incurred by the Recipient by reason of an award of Common Shares, and the Recipient agrees that he or she shall, upon the request of the Company or the Manager, pay to the Company or to the Manager an amount sufficient to satisfy his or her tax withholding obligations from time to time (including as Shares become vested).
5. Miscellaneous.
(a)    Amendments. Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Recipient and the Company; provided, however, that any change or modification that does not adversely affect the rights hereunder of the Recipient, as they may exist immediately prior to the effective date of such change or modification, may be adopted by the Company without an agreement in writing executed by the Recipient, and the Company shall give the Recipient written notice of such change or modification reasonably promptly following the adoption of such change or modification.
(b)    Binding Effect of the Agreement. This Agreement shall inure to the benefit of, and be binding upon , the Company, the Recipient and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.
(c)    Provisions Separable. In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect.
(d)    Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:
To the Recipient:        To the Recipient’s address as set forth on the signature page hereof.
To the Company:        Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458
Attn: Secretary
(e)    Construction. The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof. All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.
(f)    Employment Agreement. This Agreement shall not be construed as an agreement by the Company, the Manager or any affiliate of the Company or the Manager to employ the Recipient, nor is the Company, the Manager or any affiliate of the Company or the Manager obligated to continue employing the Recipient by reason of this Agreement or the award of the Shares to the Recipient hereunder.
(g)    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law of such state.
(h)    Binding Arbitration. Any disputes regarding this Agreement, any award or vesting of Common Shares and/or any related matters shall be settled by binding arbitration in accordance with any Mutual Agreement to Resolve Disputes and Arbitrate Claims between the Recipient and the Manager. In the absence of such an agreement, any such claims or disputes shall be resolved through binding arbitration before one arbitrator conducted under the rules of JAMS in Boston, Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

DIVERSIFIED HEALTHCARE TRUST
By: ______________________________________
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer
RECIPIENT:
__________________________________________
«NAME»
«ADDRESS»
«CITY», «ST» «ZIP»

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